ACTIONVIEW INTERNATIONAL, INC.

STOCK COMPENSATION PLAN FOR EMPLOYEES,

OFFICERS, DIRECTORS AND CONSULTANTS

1.

PURPOSE. The purpose of this Compensation Plan for Employees, Officers, Directors and Consultants (the “Plan”) is to assist ActionView International, Inc. (the “Company”) in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors and independent consultants and/or advisors enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company's stockholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of shareholder value.

2.

ELIGIBLE PERSONS. The only persons eligible to receive stock awards under this Plan and to become participants under this Plan (“Eligible Persons”) shall be: (a) officers, directors and employees of the Company and/or one or more of its subsidiaries, and (b) independent contractors who serve as consultants or advisors to the Company and/or one or more of its subsidiaries.  Furthermore, shares of the Company’s common stock and other stock awards under this Plan shall only be available for issuance to consultants or advisors if:

(a)

The consultants or advisors are natural persons;

(b)

The consultants or advisors provide bona fide services to the Company and/or one or more of its subsidiaries; and

(c)

The services provided by the consultants or advisors are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities.

3.

ADMINISTRATION. This Plan shall not become effective until it is approved by the Company’s Board of Directors.  Once the Plan has been approved by the Company’s Board of Directors, the Plan shall be administered by a compensation committee (“Committee”) consisting of at least one person to be appointed by the Board of Directors, or in the absence of such a Committee, the Plan shall be administered by the Board of Directors.  References herein to “Committee” shall be deemed to refer to the Company’s Board of Directors at any time there is no Committee appointed.  The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become participants under the Plan, grant stock awards to those participants, determine the terms and conditions of, and all other matters relating to awards of Company stock under the Plan, and rules and regulations for the administration of the Plan, construe and interpret the Plan and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan.  The Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any other officer or employee of the Company or a subsidiary, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan.  The Committee and members of the Board of Directors, and any officer or employee of the Company or a subsidiary acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to such action or determination.

4.

STOCK SUBJECT TO PLAN; OVERALL NUMBER OF SHARES SUBJECT TO AWARDS. Subject to adjustment as provided herein, the total number of shares of Company common stock that may be subject to the granting of stock awards under the Plan at any point in time during the term of the Plan shall be equal to 130,000,000 shares.  Any shares of common stock delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.  The number of shares authorized under this Plan shall be subject to adjustment in the event that any dividend or other distribution (whether in the form of cash, stock or other property), recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event that affects the Company’s common stock such that an adjustment is determined by the Board of Directors of the Company to be appropriate in order to prevent dilution or enlargement of the rights of participants under the Plan.  In its discretion, the Board shall, in such manner as it may deem equitable, adjust any or all of:  (a) the number of shares of stock which may be delivered in connection with stock awards granted thereafter; (b) the exercise price, grant price or purchase price relating to any stock award and/or make provision for payment of cash or other property in respect of any outstanding stock award.

5.

ELIGIBILITY; PER-PERSON AWARD LIMITATIONS.  Stock awards may be granted under the Plan only to Eligible Persons. There shall be no limitation on the number of shares of the Company’s common stock that an Eligible Person may receive as a stock award under the Plan during any particular fiscal year of the Company, except that the total number of shares of the Company’s common stock that may be issued pursuant to the Plan shall not exceed 130,000,000.

6.

SPECIFIC TERMS OF AWARDS.

(a) GENERAL.  Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 9(b)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of awards in the event of termination of employment by the participant and terms permitting a participant to make elections relating to his or her award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an award that is not mandatory under the Plan. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of California law, no consideration other than services may be required for the grant of any award.

(b) BONUS STOCK AND AWARDS IN LIEU OF OBLIGATIONS.  The Committee is authorized to grant stock as a bonus, or to grant stock or other awards in lieu of Company obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of stock or other awards are exempt from liability under Section 16(b) of the Exchange Act. Stock or awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

(c) OTHER STOCK-BASED AWARDS.  The Committee is authorized, subject to limitations under applicable law, to grant to participants such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, stock, as deemed by the Committee to be consistent with the purposes of the Plan,  including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into stock, purchase rights for stock, awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and awards valued by reference to the book value of stock or the value of securities of or the performance of specified subsidiaries or business units. The Committee shall determine the terms and conditions of such awards. Stock delivered pursuant to an award in the nature of a purchase right granted under this Section 6(d) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, stock, other awards or other property, as the Committee shall determine.

        7.  CERTAIN PROVISIONS APPLICABLE TO AWARDS.

(a) STAND-ALONE, ADDITIONAL, TANDEM, AND SUBSTITUTE AWARDS.  awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other award or any award granted under another plan of the Company, any subsidiary, or any business entity to be acquired by the Company or a subsidiary, or any other right of a participant to receive payment from the Company or any subsidiary. Such additional, tandem, and substitute or exchange awards may be granted at any time. If an award is granted in substitution or exchange for another award, the Committee shall require the surrender of such other award in consideration for the grant of the new award. In addition, awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any subsidiary, in which the value of stock subject to the award is equivalent in value to the cash compensation (for example, restricted stock), or in which the exercise price, grant price or purchase price of the award in the nature of a right that may be exercised is equal to the fair market value of the underlying stock minus the value of the cash compensation surrendered.

(b) TERM OF AWARDS.  The term of each award shall be for such period as may be determined by the Committee.

(c) FORM AND TIMING OF PAYMENT UNDER AWARDS; DEFERRALS. Subject to the terms of the Plan and any applicable award agreement, payments to be made by the Company or a subsidiary for award or settlement of an award may be made in such forms as the Committee shall determine, including, without limitation, cash, stock, other awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any award may be accelerated, and cash paid in lieu of stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events.  Installment or deferred payments may be required by the Committee (subject to Section 9(b) of the Plan) or permitted at the election of the participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of dividend equivalents or other amounts in respect of installment or deferred payments denominated in stock.

8. PERFORMANCE AWARDS.

(a) PERFORMANCE CONDITIONS.  The right of a participant to exercise or receive a grant or settlement of any award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any award subject to performance conditions, except as limited under Section 8(b) hereof in the case of a performance award.

(b) PERFORMANCE AWARDS GRANTED TO DESIGNATED COVERED EMPLOYEES.  If and to the extent that the Committee determines that a performance award to be granted to an Eligible Person who is designated by the Committee as likely to be a covered employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such performance award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(b).

(i) PERFORMANCE GOALS GENERALLY.  The performance goals for such performance awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b). Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such performance awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such performance awards.  Performance goals may differ for performance awards granted to any one participant or to different participants.

(ii) BUSINESS CRITERIA.  One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such performance awards:  (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor's 500 Stock Index or the S&P Specialty Retailer Index; (3) net income; (4) pretax earnings; (5) earnings before interest expense, taxes, depreciation and amortization; (6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) growth in earnings per share; (10) return on equity; (11) return on capital; (12) return on investment; (13) operating earnings; (14) working capital or inventory; and (15) ratio of debt to stockholders' equity.

(iii) PERFORMANCE PERIOD; TIMING FOR ESTABLISHING PERFORMANCE GOALS.  Achievement of performance goals in respect of such performance awards shall be measured over a performance period of up to ten years, as specified by the Committee.  Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such performance awards, or at such other date as may be required or permitted for "performance-based compensation" under Code Section 162(m).

9. GENERAL PROVISIONS.

(a) COMPLIANCE WITH LEGAL AND OTHER REQUIREMENTS.  The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of a stock award or payment of other benefits under any stock award until completion of such registration or qualification of such stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the stock or other Company securities are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any participant to make such representations, furnish such information and comply with or be subject to such other conditions as he or she may consider appropriate in connection with the issuance or delivery of stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b) CHANGES TO THE PLAN AND AWARDS.  The Board of Directors may amend, alter, suspend, discontinue or terminate the Plan or waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any stock award theretofore granted and any stock award agreement relating thereto; provided that, without the consent of an affected participant, no such Board action may materially and adversely affect the rights of such participant under any previously granted and outstanding stock award.

(c) UNFUNDED STATUS OF AWARDS; CREATION OF TRUSTS.  The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or obligation to deliver stock pursuant to a stock award, nothing contained in the Plan or any award shall give any such participant any rights that are greater than those of a general creditor of the Company, provided that the Board may authorize the creation of trusts and deposit therein cash, stock, or other property, or make other arrangements to meet the Company's obligations under the Plan. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Board of Directors otherwise determines with the consent of each affected participant.

(d) NONEXCLUSIVITY OF THE PLAN.  The adoption of the Plan by the Board of Directors shall not be construed as creating any limitations on the power of the Board of Directors or a committee or subcommittee thereof to adopt such other incentive arrangements as it may deem desirable.

(e) FRACTIONAL SHARES.  No fractional shares of stock shall be issued or delivered pursuant to the Plan or any stock award. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(f) GOVERNING LAW.  The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any award agreement shall be determined in accordance with the laws of the State of without giving effect to principles of conflicts of laws, and applicable federal law.

(g) PLAN EFFECTIVE DATE.  The Plan which has been approved by the Board of Directors, and became effective on the Effective Date, January 15, 2008.

10.

REGISTRATION OF STOCK.  The shares of Company securities issuable under this Plan may, in the discretion of the Board of Directors, be registered on a Form S-8 registration statement filed with the U.S. Securities and Exchange Commission.